Exhibit 99.1

Coherus’ Marketing Authorization Application to European Medicines Agency

for CHS-1701 (Pegfilgrastim Biosimilar Candidate) Accepted

REDWOOD CITY, Calif., November 29, 2016 – Coherus BioSciences, Inc. (NASDAQ: CHRS), today announced acceptance of a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for CHS-1701, a pegfilgrastim (Neulasta®) biosimilar candidate. This represents the first EMA submission and acceptance for Coherus BioSciences.

The CHS-1701 MAA is supported by biosimilarity data from analytical, pharmacokinetic, pharmacodynamic and immunogenicity studies comparing CHS-1701 and Neulasta.

“The CHS-1701 MAA submission marks our first to the EMA and follows our CHS-1701 filing with the FDA. We believe this filing provides the basis for good partnering opportunities for CHS-1701 in the European markets in the first half of 2017,” said Denny Lanfear, President and CEO of Coherus BioSciences. “We will continue to focus on strong execution across all aspects of the business plan and look forward carrying this momentum into next year.”

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities including market opportunities, expectations, goals, objectives, strategies, product pipeline, clinical studies, product development, and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ ability to obtain marketing approval for and commercialize CHS-1701 in Europe and the U.S. and to partner CHS-1701. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission on November 9, 2016 and its future periodic reports to be filed with the Securities and Exchange Commission.

Neulasta® is a registered trademark of Amgen Inc.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527